UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report:

                                February 6, 2001

                         Commission File Number: 1-13327

                            Century Industries, Inc.
             (Exact name of Registrant as specified in its charter)

        Nevada                                                    54-1666769
(State of Incorporation)                                      (I.R.S. ID Number)

                             2106 New Road, Suite C4
                                Linwood, NJ 08221

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 601-2300

            Securities registered pursuant to Section 12 of the Act:
                     Common Stock par value $.001 per share
          Title of each class Name of each exchange on which registered
                   Common Stock NASDAQ - Bulletin Board "CETY"

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 (1) Yes X No __

                                (2) Yes X_ No __


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Item 1.  Changes in Control of Registrant.

         None

Item 2.  Acquisition or Disposition of Assets.

         None - See Item #5.

Item 3.  Bankruptcy or Receivership.

         See Item #5.

Item 4.  Changes in Registrant's Certifying Accountant.

         None

Item 5.  Other Events.

REGISTRANT ANNOUNCES

1. On January 9, 2001 Century Industries, Inc. voluntarily permitted an order to be entered in the U.S. Bankruptcy Court for New Jersey putting Century into a Voluntary Chapter 11 as a debtor in possession. No Trustee is provided for in the order, instead an examiner will review Century and Century will file a Plan of Reorganization on or before March 19, 2001.

         The previous orders of the Court attempting to put Century into an Involuntary Bankruptcy were dismissed.

         The Petition of Bondholders of Worldwide Universal Health Network, Inc. and Worldwide Network, Inc., as well as A.J. Lanigan and Healthrite, alleging their status as creditors were strongly disputed by Century Industries, Inc., and the status of their claims will be part of the Plan of Reorganization submitted by Century Industries, Inc.

         Century Also must deal with an Ohio and Florida Judgment entered against Century Industries, Inc., based on the actions of Century's Board or representatives prior to December 30, 1999 when Century acquired the assets of Worldwide Network, Inc., and new management was put in place. The status of these judgments will be part of the Reorganization Plan either by vacating the judgments or settling them as part of the Reorganization.

         The status of a Joint Venture between Quantum, LLC and Century Industries, Inc. must also be resolved in the Reorganization.

         Century has filed a Motion for a stay and to dismiss (and served a Motion for Sanctions) on Barbara Catalano in an action filed in the United States District Court for the District of New Jersey against multiple defendants.

2. Century has advised the former Board of Directors and Robert Flynn, Esquire, former general counsel and co-counsel for Century that Century would initiate action because of the failure to issue Globespan shares. Century has also reported this action to the SEC. A reply was received from Attorney Flynn. Century will aggressively petition the Bankruptcy Court for directions to repatriate assets and/or have the Globespan shares issued to qualifying Century Shareholders.

3. On February 5, 2001 Judge Frederic N. Smalkin of the United States District Court in Maryland dismissed cases filed against Carl J. Valore and William Money that had been filed by Healthrite. Century's substantial counterclaim against Healthrite and corollary action in the new Jersey United States District Court against A.J. Lanigan, Marilyn Becker, Bradley T. MacDonald, Healthrite, Inc. Transfer Point, Inc., and Beta International, Inc., will now go forward in the United States Bankruptcy Court.

         A judgment was entered in favor of Healthrite against Worldwide Universal Health Network, Inc. This company has no assets having been purchased by Worldwide Network, Inc. on March 1, 1999. No judgment was entered against Worldwide Network, Inc. or Century Industries, Inc.

4. The present Board of Century is comprised of Carl J. Valore, CEO, Michael Essary, president, Thomas Murphy, Treasurer/General Counsel, Keith Dooley, CFO and Joseph DeHoust, Vice President Strategic Planning. Mr. William Money resigned as a Director on November 25, 2000 to become a Director of Quantum Nutritionals wherein Century is a minority shareholder. Wade Cordell resigned as a Director on January 1, 2001 to devote his full time as President of International Retail Marketing Associates wherein Century is a minority shareholder.

5. It is the intention of Century's Board of Directors to submit a Plan of Reorganization that will permit Century to:

         (a)      Explore merger opportunities;
         (b)      Acquire control or ownership of an existing benefits company;
         (c)      Develop a core business;
         (d) Continue to function as an incubator or enterprise hub for startups and emerging /developing companies. The focus for 2001 will be on launching Preferred Attorney Network.
         (e) Century will seek to resolve all litigation and creditors' claims as indicated in paragraphs 1 through 3 of Item 5 of this 8K.
         (f) Century will utilize the stock ownership it has acquired in Quantum Nutritionals, Inc., International Retail Marketing Associates, and Preferred Attorney Network, to propose a $3,000,000 private placement under Rule 505 of Regulation D.
         (g) The Plan of Reorganization must be submitted to the United States Bankruptcy Court by March 19, 2001.

Item 6.  Resignations of Registrant's Directors.

         See Item #5.

Item 7.  Financial Statements and Exhibits.

         None

Item 8.  Change in Fiscal Year.

         None


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2001

Carl J. Valore, CEO